                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 26, 1996

                            THE SEAGRAM COMPANY LTD.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Canada                        1-2275                         None
     ----------                    ----------                     --------
(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
   OF INCORPORATION)              FILE NUMBER)               IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
            --------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

               Registrant's telephone number, including area code:

                                 (514) 849-5271
                                 --------------




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Item 5.      Other Events.

             On November 26, 1996, The Seagram Company Ltd. (the
             "Corporation") and Pearson plc ("Pearson") announced the signing of a definitive agreement to sell the Corporation's publishing division, The Putnam Berkley Group, Inc., a division of MCA INC., to Pearson, which owns Penguin Publishing. The companies announced a purchase price of $336 million in cash. The deal is expected to close by year end after the expiration of the Hart Scott Rodino waiting period.

             The purchase price gives effect to the repayment of an intercompany account and is also subject to standard post-closing adjustments and certain expense reimbursements. The transaction has been structured to provide Pearson with any operating cash flow in December and the Corporation with interest on the purchase price beginning December 1.


             A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

            (c) Exhibits

                  (20)     Press Release.
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THE SEAGRAM COMPANY LTD.
                                                     (Registrant)

Date:  November 27, 1996

                                           By: /s/ Daniel R. Paladino
                                               ---------------------------------
                                               Daniel R. Paladino
                                               Executive Vice President -- Legal
                                               and Environmental Affairs
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                                  EXHIBIT INDEX

         Exhibit                                              Sequentially
         Number            Description of Exhibit             Numbered Page
         ------            ----------------------             -------------
         (20)              Press Release.                           6